Exhibit 10.1

COMMON SHARE DELIVERY AGREEMENT

This Common Share Delivery Agreement (the “Agreement”) is being made as of the 4th day of October, 2006 by and between Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”).

Recitals

WHEREAS, the Company is the general partner of the Operating Partnership; and

WHEREAS, the Operating Partnership and the Company have entered into a Purchase Agreement, dated September 28, 2006, with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the “Initial Purchasers”) providing for the sale to the Initial Purchasers by the Operating Partnership of $300,000,000 aggregate principal amount of its 3.875% Exchangeable Guaranteed Notes due 2026 (the “Notes”) under the Indenture, dated as of October 22, 2004 (as supplemented by the First Supplemental Indenture thereto dated as of May 25, 2005 and the Second Supplemental Indenture thereto dated as of October 4, 2006, the “Indenture”), among the Operating Partnership, as Issuer, the Company, as Guarantor, and The Bank of New York, as Trustee (the “Trustee”), and granting the Initial Purchasers an option to purchase up to an additional $45,000,000 in aggregate principal amount of the Notes to cover any over-allotments, which Notes shall be exchangeable into cash and, if applicable, common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) under certain circumstances; and

WHEREAS, the Company will fully and unconditionally guarantee the payment of the principal of the Notes and interest on the Notes (the “Guarantee”).

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants contained herein, the parties agree as follows:

Agreement

1. If the Operating Partnership determines, in its sole discretion, to deliver Net Shares (as such term is defined in the Notes) upon an exchange of the Notes by a holder in accordance with the terms of the Notes and the Indenture, the Company agrees to issue to the Operating Partnership for delivery to such holder the number of Common Shares determined by the Operating Partnership to be delivered to such holder in respect of such Net Shares, and the Operating Partnership hereby directs the Company to deliver such Net Shares to such holder on behalf of the Operating Partnership in accordance with the terms of the Notes and the Indenture.

2. The Operating Partnership agrees to issue to the Company on a concurrent basis a number of “Class A Units” (as defined in the Amended and Restated Agreement of Limited Partnership of the Operating Limited Partnership, as amended from time to time) equal in number to the number of Common Shares issued by the Company pursuant to this Agreement.

3. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties.

(c) In the event that any claim of inconsistency between this Agreement and the terms of the Indenture arise, as they may from time to time be amended, the terms of the Indenture shall control.

(d) If any provision of this Agreement shall be held illegal, invalid or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement between the parties hereto to the full extent permitted by applicable law.

(e) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

(f) This Agreement may not be assigned by either party without the prior written consent of both parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

BRANDYWINE OPERATING PARTNERSHIP, L.P.
By:	Brandywine Realty Trust, its General Partner
By:

Name:	Gerard H. Sweeney
Title:	President and Chief Executive Officer

BRANDYWINE REALTY TRUST
By:

Name:	Gerard H. Sweeney
Title:	President and Chief Executive Officer